Exhibit 16.1

PricewaterhouseCoopers LLP
600 Grant Street
Pittsburgh PA 15219
Telephone (412) 355 6000
Facsimile (412) 355 8089
March 15, 2010
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We have read the statements made by Tollgrade Communications, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Tollgrade Communications, Inc. dated March 11, 2010. We agree with the statements concerning our Firm in such Form 8-K.
Very truly yours,